Exhibit 23.2

ALLEN C. EWING & CO. I N V E S T M E N T B A N K E R S	50 North Laura Street, Suite 3625 Jacksonville, Florida 32202 Telephone 904-354-5573 Telecopier 904-354-7033

Board of Directors
CenterState Banks of Florida, Inc.

We hereby consent to the inclusion as an exhibit to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of CenterState Banks of Florida, Inc. of our letter to the Board of Directors of CenterState Banks of Florida, Inc. and to all the references made to such letter and to the firm in the Proxy Statement/Prospectus.

ALLEN C. EWING & CO.

Jacksonville, Florida
August 30, 2002